                                                                   EXHIBIT 10.1

                                VOTING AGREEMENT

         VOTING AGREEMENT (this "Agreement"), dated as of September 24, 1997, by and between TRAVELERS GROUP INC., a Delaware corporation ("Parent"), and BERKSHIRE HATHAWAY INC., a Delaware corporation (the "Securityholder"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

                              W I T N E S S E T H:

         WHEREAS, concurrently with the execution and delivery of this Agreement, an Agreement and Plan of Merger (as such agreement may be amended from time to time, the "Merger Agreement") is being entered into by and among Parent, Salomon Inc, a Delaware corporation (the "Company"), and Diamonds Acquisition Corp., a Delaware corporation ("Sub"), pursuant to which Sub has agreed to merge with and into the Company, with the Company continuing as the surviving corporation (the "Merger"); and

         WHEREAS, as a condition to, and in consideration for, Parent's willingness to enter into the Merger Agreement and to consummate the transactions contemplated thereby, Parent has required that the Securityholder enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Definitions. For purposes of this Agreement:

         "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the Securityholder, securities Beneficially Owned by the Securityholder shall include any securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meaning of Section 13(d)(3)

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of the Exchange Act, and any securities held by any subsidiary (as such term is defined in the Merger Agreement) of the Securityholder.

         "Company Securities" shall mean the Company Common Stock and the Company Series A Convertible Preferred Stock.

         "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

         2. Agreements.

         (a) Voting Agreement. The Securityholder shall, at any meeting of the holders of any class or classes of Company Securities, however such meeting is called and regardless of whether such meeting is a special or annual meeting of the securityholders of the Company, or in connection with any written consent of the securityholders of the Company, vote (or cause to be voted) the Company Securities (if any) then held of record or Beneficially Owned by the Securityholder and entitled to vote in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof.

         (b) No Inconsistent Arrangements. Except pursuant to the terms of the Berkshire Hathaway Inc. 1.00% Senior Exchangeable Notes due December 2, 2001 (the "Exchangeable Securities"), the Securityholder hereby covenants and agrees that it shall not (i) transfer (which term shall include, without limitation, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of such Securityholder's Company Securities, or any interest therein if such transfer would result in the Securityholder no longer having the power to vote or cause to be voted the relevant Company Securities, (ii) enter into any contract, option or other agreement or understanding with respect to any such transfer of any or all of such Company Securities, or any interest therein, (iii) except as otherwise provided hereunder, grant any proxy, power-of-attorney or other authorization in or with respect to such Company Securities, (iv) deposit such shares of Company Securities into a voting trust or enter into a voting agreement or arrangement with respect to such Company Securities, or (v) take any other action that would in any way restrict, limit or interfere

                                       2

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with the performance of its obligations hereunder or the transactions contemplated hereby or by the Merger Agreement. The parties agree that nothing contained in this Agreement shall restrict the redemption or conversion of the Company Series A Convertible Preferred Stock held by the Securityholder in accordance with the terms of the Company Series A Convertible Preferred Stock in effect on the date hereof or any exchange pursuant to the terms of the Exchangeable Securities or the agreements related thereto.

         (c) Grant of Irrevocable Proxy; Appointment of Proxy.

         (i) Subject to Section 7, the Securityholder hereby irrevocably grants to, and appoints, Sanford I. Weill, James Dimon and Charles O. Prince, III, or any one of them, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, the Securityholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Securityholder, to vote the Company Securities held at the time of the relevant stockholder vote in favor of the transactions contemplated by the Merger Agreement. The Securityholder will cause any record holder of Company Securities Beneficially Owned by the Securityholder to grant substantially similar proxies as requested in accordance with Section 8(e) hereof.

         (ii) The Securityholder represents that any proxies heretofore given in respect of the Securityholder's Company Securities are not irrevocable, and that any such proxies are hereby revoked.

         (iii) The Securityholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Securityholder's execution and delivery of this Agreement. The Securityholder hereby affirms that the irrevocable proxy set forth in this Section 2(c) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Securityholder under this Agreement. The Securityholder hereby further affirms that the irrevocable proxy is coupled with an interest and, subject to Section 7, may under no circumstances be revoked. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law.

                                       3

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         (d) No Solicitation. The Securityholder hereby agrees, in its capacity as a securityholder of the Company, that neither the Securityholder nor any of its subsidiaries shall (and the Securityholder shall use reasonable efforts to cause its officers, directors, employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any Person (other than Parent, any of its Affiliates or representatives) concerning any Company Takeover Proposal; provided that nothing contained in this Section 2(d) shall restrict any officer, director or employee of the Securityholder or its subsidiaries from taking any action in his or her capacity as a director of the Company which is permitted to be taken pursuant to Section 4.2 of the Merger Agreement.

         (e) Best Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement; provided that nothing contained in this Section 2(e) shall restrict any officer, director or employee of the Securityholder or its subsidiaries from taking any action in his or her capacity as a director of the Company which is permitted to be taken pursuant to Section 4.2 of the Merger Agreement.

         (f) Waiver of Appraisal Rights. The Securityholder hereby waives any rights of appraisal or rights to dissent from the Merger that it may have.

         3. Representations and Warranties. (a) The Securityholder hereby represents and warrants to Parent as follows:

         (i) Ownership of Securities. On the date hereof, the Securityholder is the Beneficial Owner of the Company Securities as set forth on Schedule I hereto (the "Existing Securities") and the Existing Securities are owned of record by the Securityholder or certain of its subsidiaries or by nominees on their behalf (together, the "Record Holders"). On the date hereof, the Existing Securities constitute all of the shares of voting capital stock of the Company owned of

                                       4

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record or Beneficially Owned by such Securityholder. The Record Holders have sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power of conversion, sole power (if any) to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Securities with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement, the Purchase Agreement relating to the Company Series A Convertible Preferred Stock and the terms of the Exchangeable Securities.

         (ii) Power; Binding Agreement. The Securityholder has the corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Securityholder will not violate any other agreement to which the Securityholder is a party including, without limitation, any voting agreement, proxy arrangement, pledge agreement, shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Securityholder and constitutes a valid and binding agreement of the Securityholder, enforceable against the Securityholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Securityholder is a trustee whose consent is required for the execution and delivery of this Agreement or the compliance by the Securityholder with the terms hereof.

         (iii) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any Governmental Entity is required for the execution of this Agreement by the Securityholder and the consummation by the Securityholder of the transactions contemplated hereby, and none of the execution and delivery of this Agreement by the Securityholder, the consummation by the Securityholder of the transactions contemplated hereby or compliance by the Securityholder with any of the provisions hereof shall (A) conflict with or result in any breach of any organizational documents applicable to the Securityholder, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mort-

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gage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Securityholder is a party or by which the Securityholder or any of its properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, arbitration award, rule or regulation applicable to the Securityholder or any of its properties or assets.

         (b) Parent hereby represents and warrants to the Securityholder as follows:

         (i) Power; Binding Agreement. Parent has the corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by Parent will not violate any material agreement to which Parent is a party. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms.

         (ii) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any Governmental Entity is required for the execution of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby, and none of the execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated hereby or compliance by Parent with any of the provisions hereof shall (A) conflict with or result in any breach of any organizational documents applicable to Parent, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any material note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent is a party or by which Parent or any of its properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, arbitration award, rule or regulation applicable to Parent or any of its properties or assets.

         4. Stop Transfer. Except pursuant to the terms of the Exchangeable Securities, the Securityholder shall not

                                       6

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request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of its Existing Securities, unless such transfer is made in compliance with this Agreement. In the event of any dividend or distribution, or any change in the capital structure of the Company by reason of any non-cash dividend, split-up, recapitalization, combination, exchange of securities or the like, or in the event of a conversion of the Company Series A Preferred Stock into Company Common Stock, the term "Existing Securities" shall refer to and include the Existing Securities as well as all such dividends and distributions of securities and any securities into which or for which any or all of the Existing Securities may be changed, exchanged or converted.

         5. Restriction on Sales of Securities. Except pursuant to the terms of the Exchangeable Securities and except for the conversion of the Company Series A Convertible Preferred Stock, from the date that is 30 days prior to the Effective Time, neither the Securityholder nor any of its subsidiaries will sell, transfer or otherwise dispose of any of its Company Securities, any shares of Parent Common Stock or Parent New Preferred Stock it receives in the Merger or any other shares of Parent Common Stock or Parent Authorized Preferred Stock it holds until after such time (the "Permitted Sale Time") as results covering at least 30 days of post-Merger combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Forms 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations; provided that this Section 5 shall in no event restrict any sales, transfers or disposi-tions that would not, in the opinion of Parent, reasonably be expected to adversely affect the qualification of the Merger as a pooling-of-interests. Parent shall publish no later than 30 days after, and shall use its best efforts to publish on the earliest possible date after, the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135. This Section 5 is intended to be for the benefit of affiliates of the Company. Notwithstanding anything in this Section 5 to the contrary, if the Closing occurs after November 30, 1997, Parent's obligations under this Section 5 shall

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only require Parent to publish such financial information no later than 30 days after the end of the first fiscal quarter ending after the Closing in which there was at least 30 days of post-Merger combined operations.

         6. Agreements of Parent.

         (a) Purchase Agreement. As of the Effective Time, without any further action, that certain agreement dated as of September 27, 1987, as amended, between the Securityholder and the Company (the "1987 Agreement") shall terminate and shall be of no further force and effect.

         (b) Underwriting Agreement. As of the Effective Time, Parent shall assume the unexecuted obligations of the Company under and be bound by the provisions of that certain Underwriting Agreement dated as of November 26, 1996, among the Securityholder, the Company, and the representatives of the several underwriters (the "Underwriting Agreement") in connection therewith and, in this regard, Parent shall use its best efforts to cause a registration statement to be effective under the Securities Act during each Exchange Period (as defined in the Underwriting Agreement) in order to permit a Parent prospectus to be usable by the Securityholder in connection with any exchange of Exchangeable Securities. Parent shall perform all the duties and obligations of the Company under Section 2(f) of the Underwriting Agreement without regard to whether the Securityholder is at any time an affiliate of the Company, Parent or Sub, until such time as the applicable period specified in Rule 145(d) (or any successor provision thereto) under the Securities Act with respect to the Securityholder has elapsed or the Exchangeable Securities are no longer outstanding.

         7. Termination. This Agreement and the covenants, representations and warranties, agreements and irrevocable proxy or proxies contained herein or granted pursuant hereto shall terminate upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with Article VII thereof or
(ii) the consummation of the transactions contemplated by the Merger Agreement, provided that the provisions of Sections 5 and 6 hereof shall survive the consummation of such transactions in accordance with their terms (but shall not survive the termination of the Merger Agreement).

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         8. Miscellaneous.

         (a) Specific Performance. Each party hereto recognizes and agrees that if for any reason any of the provisions of this Agreement are not performed by the other party in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused to the non-breaching party for which money damages would not be an adequate remedy. Accordingly, the parties agree that, in addition to any other available remedies, the non-breaching party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement without the necessity of the non-breaching party posting a bond or other form of security. In the event that any action should be brought in equity to enforce the provisions of this Agreement, the breaching party will not allege, and the breaching party hereby waives the defense, that there is an adequate remedy at law.

         (b) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Without limiting the foregoing, with respect to any provision of this Agreement, if it is determined by a court of competent jurisdiction to be excessive as to duration or scope, it is the parties' intention that such provision nevertheless be enforced to the fullest extent which it may be enforced.

         (c) Attorneys' Fees. If any action at law or equity, including an action for declaratory relief, is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses from the other party, which fees and expenses shall be in addition to any other relief which may be awarded.

         (d) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

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         (e) Further Assurances. From time to time, at the request of Parent, the Securityholder shall execute and deliver to Parent or cause other Record Holders to execute and deliver to Parent such additional instruments containing grants of proxy with respect to the Company Securities Beneficially Owned by the Securityholder (which grants of proxy will be in substantially the form of Section 2(c)(i) hereto) as Parent may reasonably request in connection with the Securityholder's obligations under this Agreement.

         (f) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

         (g) Consent to Jurisdiction, Etc. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware and The United States District Court for the Southern District of New York or, if such court will not accept jurisdiction, any court of competent civil jurisdiction sitting in Kent County, Delaware. In any action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above courts, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

         (h) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile (which is confirmed), or by registered or certified mail (postage prepaid, return receipt requested):

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         If to the Securityholder, to:

              Berkshire Hathaway Inc.
              1440 Kiewit Plaza
              Omaha, Nebraska 68131
              Attention:  Marc D. Hamburg
              Facsimile:  (402) 346-3375

         copies to:

              Cravath, Swaine & Moore
              825 Eighth Avenue
              New York, New York 10019
              Attention:   B. Robbins Kiessling, Esq.
              Facsimile:   (212) 474-3700

         and

              Munger, Tolles & Olson
              355 South Grand Avenue
              Los Angeles, CA 90071
              Attention:  R. Gregory Morgan, Esq.
              Facsimile:  (213) 687-3702

         If to Parent, to:

              Travelers Group Inc.
              388 Greenwich Street
              New York, New York 10013
              Attention: Charles O. Prince III, Esq.
              Facsimile: (212) 816-8996

         copy to:

              Skadden, Arps, Slate, Meagher & Flom LLP
              919 Third Avenue
              New York, New York 10022
              Attention:  Kenneth A. Bialkin, Esq.
              Facsimile:  (212) 735-2000

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         (i) Descriptive Headings; Interpretation. The descriptive headings herein are inserted for convenience of

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reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         (j) Assignment; Binding Agreement. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party hereto.

         (k) Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of the party hereto against whom such amendment, modification or waiver is sought to be entered.

         (l) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

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         IN WITNESS WHEREOF, Parent and the Securityholder has caused this
Agreement to be duly executed as of the day and year first above written.


                                            TRAVELERS GROUP INC.



                                            By: /s/ Sanford I. Weill
                                               ---------------------------
                                               Name:  Sanford I. Weill
                                               Title: Chairman of the Board
                                                      and Chief Executive
                                                      Officer


                                             BERKSHIRE HATHAWAY INC.



                                            By: /s/ Warren E. Buffet
                                               ---------------------------
                                               Name:  Warren E. Buffet
                                               Title: Chairman and Chief
                                                      Executive Officer

                                   SCHEDULE I

                          LIST OF EXISTING SECURITIES


                       Berkshire Hathaway and Affiliates
                             Holding of Salomon Inc
                                 Capital Stock

===============================================================================
REGISTERED HOLDER              SALOMON SERIES A                  SALOMON COMMON
                               CONVERTIBLE PREFERRED             STOCK
                               STOCK
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Columbia Insurance                    60,000                         526,315
Company
-------------------------------------------------------------------------------
Cornhusker Casu-                       5,400                          47,368
alty Insurance
Company
-------------------------------------------------------------------------------
Cypress Insurance                      6,000                          52,631
Company
-------------------------------------------------------------------------------
National Fire &                       36,000                         315,789
Marine Insurance
Company
-------------------------------------------------------------------------------
National Indemnity                   240,600                       8,744,126
Company
-------------------------------------------------------------------------------
National Liability                     7,800                          68,421
& Fire Insurance
Company
-------------------------------------------------------------------------------
Oak River Insur-                       4,200                          36,842
ance Company
-------------------------------------------------------------------------------
Wesco Financial                       30,000                         263,157
Corporation
-------------------------------------------------------------------------------
Wesco-Financial                       30,000                         263,157
Insurance Company
===============================================================================
      TOTAL                          420,000                      10,317,806
===============================================================================